FINANCIAL FEDERAL CORPORATION
                       2006 STOCK INCENTIVE PLAN

                  AMENDMENT TO STOCK UNIT AGREEMENTS
                      FOR NON-EMPLOYEE DIRECTORS

     This Amendment, is made and entered into as of the 9th day of December, 2008, by and between Financial Federal Corporation (the "Company") and the Company's non-employee directors set forth on Exhibit A attached hereto (the "Participants") (together, the "Parties").

                         W I T N E S S E T H:

     WHEREAS, the Company and each of the Participants entered into separate Stock Unit Agreements referenced on Exhibit A attached hereto (the "Agreements") that previously granted stock unit awards to the Participants under the Financial Federal Corporation 2006 Stock Incentive Plan;

     WHEREAS, for purposes of bringing each of the Agreements into compliance with the plan document requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), the Parties have prepared this Amendment which must be adopted on or before December 31, 2008; and

     WHEREAS, pursuant to Section 12 of the Agreements, the Parties desire to adopt this Amendment in order to comply with Section 409A of the Code.

     NOW, THEREFORE, the Parties hereto agree as follows:

     Effective as of the date first written above, the Agreements are hereby amended as follows:

     1. The second sentence of Section 4 of the Agreements is hereby amended in its entirety to read as follows:

     "Within 30 days of the later of (i) the date on which your Units vest in whole or in part or (ii) the distribution date or dates set forth in your deferral election, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested Unit, as the case may be."

     2. A new Section 19 is hereby added to the Agreements to read as follows:

     "19. To the extent this Agreement is subject to Code Section 409A, and notwithstanding any provision in the Agreement to the contrary, if upon your "separation from service" within the meaning of Code Section 409A, you are then a "specified employee" (as defined in Code Section
409A), then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of "nonqualified deferred compensation" subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Agreement until the earlier of (i) the first business day of the seventh month following your separation from service, or (ii) ten (10) days after the Company receives notification of your death. Any such delayed payments shall be made without interest."


     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers and the Participants have hereunto set their hands on the day and year first above written. By signing below, each Participant consents to this Amendment on his own behalf and solely with respect to his Agreement(s), and his consent to the Amendment shall not be affected in any way by the signature of another Participant.

                              FINANCIAL FEDERAL CORPORATION

                              By:
                              Its:

                              PARTICIPANT

                              Lawrence B. Fisher

                              PARTICIPANT

                              Michael C. Palitz

                              PARTICIPANT

                              Leopold Swergold

                              PARTICIPANT

                              H.E. Timanus, Jr.

                              PARTICIPANT

                              Michael J. Zimmerman



                               EXHIBIT A

                PARTICIPANTS AND STOCK UNIT AGREEMENTS

Name of Participant    Date of Stock Unit   Number of Restricted
                           Agreement         Stock Units Granted